UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017 (July 20, 2017)

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2017, Fifth Street Holdings L.P. (“Fifth Street Holdings”), a direct partially-owned subsidiary of Fifth Street Asset Management Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with New Star Financial, Inc. (“NewStar Financial”). At the closing of the transactions contemplated thereby on July 20, 2017, NewStar Financial acquired 100% of the limited liability company interests of Fifth Street CLO Management LLC (“CLO Management”), a wholly-owned subsidiary of Fifth Street Holdings and the collateral manager for Fifth Street Senior Loan Fund I, LLC and Fifth Street SLF II, Ltd. (formerly Fifth Street Senior Loan Fund II, LLC, prior to securitization), each a collateralized loan obligation in the Company’s senior loan fund strategy, for an aggregate purchase price of $29.0 million less borrowings outstanding at CLO Management, subject to post-closing adjustments for working capital and transactions expenses, which resulted in an aggregate net purchase price of $15.3 million.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma consolidated financial information related to the sale of CLO Management are included as Exhibit 99.1 to this Current Report on Form 8-K

(d) Exhibits

99.1	Unaudited pro forma consolidated financial information related to the sale of CLO Management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.
Date: July 26, 2017	By:	/s/ Kerry S. Acocella
Name: Kerry S. Acocella Title: Secretary